EXHIBIT 10.6

                            PLACEMENT AGENT AGREEMENT

                                  May 26, 2005

Sanders Morris Harris Inc.
320 Park Avenue, 17th Floor
New York, NY 10022

Dear Sirs:

      1. Introductory. Ronco Marketing Corporation, a Delaware corporation (the "Company"), has entered into an asset purchase agreement dated December 10, 2004 (the "Asset Purchase Agreement") with Ronco Inventions, LLC, Popeil Inventions, Inc., RP Productions, Inc. (collectively, the "Predecessor Entities") and RMP Family Trust, Ronald M. Popeil, (taken together with the Predecessor Entities, the "Sellers"), whereby the Company has agreed to purchase substantially all the assets of the Predecessor Entities from the Sellers for a total purchase price of $55,000,000 (the "Purchase Price," consisting of $40,000,000 in cash and $15,000,000 in promissory notes), subject to adjustment as provided in the Asset Purchase Agreement. In addition, the Company has, or will prior to the closing of the Ronco Asset Purchase (as defined below), executed a series of agreements with Mr. Popeil, including a multi-year consulting agreement and a new product development agreement, which ensure Mr. Popeil's continued involvement and financial interest in our business. Taken together, the foregoing agreements and arrangements represent the "Ronco Asset Purchase." The Company has also entered into a merger agreement (the "Merger Agreement") with Fi-Tek VII, Inc., a Delaware corporation ("FTK"), pursuant to which (i) the Company will merge with and into Ronco Acquisition Corporation, a wholly-owned subsidiary of FTK, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of FTK, and (ii) FTK will change its name to "Ronco Corporation" (the "Merger Transaction"). Upon consummation of the Merger Transaction, Ronco Corporation shall assume all of the Company's rights and obligations under this Agreement and all references to the Company shall be deemed to be references to Ronco Corporation. To fund the cash portion of the Purchase Price of the Ronco Asset Purchase, the Company proposes to sell up to 13,262,600 shares (the "Shares") of Common Stock, $0.00001 par value per share (the "Common Stock"), of Ronco Corporation at a purchase price of $3.77 per share (the "Offering Price"). The consummation of the Ronco Asset Purchase, Merger Transaction and sale of the Shares shall occur contemporaneously and shall be conditioned upon one another.

      2. Representations and Warranties of the Company.

      (a) The Company represents, warrants, and agrees that as of the date hereof:

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            (i) Except as disclosed on Schedule 2(a)(i), the Company has not incurred any material liabilities or obligations, direct or contingent.

            (ii) All action required to be taken by the Company necessary for the authorization of this Agreement and the Related Agreements (as hereinafter defined), the performance of all obligations of the Company hereunder will have been taken.

            (iii) The Asset Purchase Agreement and Merger Agreement (collectively with the ancillary agreements related to each, the "Transaction Documents") are in full force and effect.

            (iv) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite right, power, and authority to own or lease its properties, to conduct its business as described in the Private Placement Memorandum of the Company dated May 23, 2005 (the "PPM") and to carry out the provisions of this Agreement, and the Related Agreements and to consummate the transaction contemplated by the Transaction Documents. The Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which its ownership or leasing of properties, or the conduct of its business requires or may require such qualification except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has complied in all material respects with all material laws, rules, and regulations, applicable to the Company's business, operations, properties, assets, products, and services, and the Company is in possession of and operating in compliance with all material permits, licenses, and other authorization, required to conduct its business as currently conducted.

            (v) The authorized capital stock of the Company consists of 1,500,000 shares of Common Stock, $0.001 par value per share, of which 486,239 shares were issued and outstanding as of May 11, 2005. Except as contemplated by this Agreement or on Schedule 2(a)(v), (a) there is no commitment by the Company to issue any shares of capital stock, subscriptions, warrants, options, convertible securities, or other similar rights to purchase or receive Company securities or to distribute to the holders of any of its equity securities any evidence of indebtedness, cash, or other assets, (b) the Company is under no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity or debt securities or any interest therein, and (c) to the Company's knowledge there are no voting trusts or similar agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of the Company. All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws.


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            (vi) Except as described on Schedule 2(a)(vi), there is no pending or, to the knowledge of the Company, threatened (a) action, suit, claim, proceeding, or investigation against the Company, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (each, a "Governmental Body"), (b) arbitration proceeding against the Company, (c) governmental inquiry against the Company, or (d) any action or suit by or on behalf of the Company pending or threatened against others.

            (vii) The Company is not in violation of its certificate of incorporation or bylaws, or in default, or with the giving of notice or lapse of time or both, would be in default, in the performance of any material obligation, agreement, or condition contained in any lease, license, material contract, indenture, or loan agreement or in any bond, debenture, note, or any other evidence of indebtedness, except for such defaults as would not have a material adverse effect on the Company. The execution, delivery, and performance of this Agreement, the Related Agreements, the Transaction Documents and the Escrow Agreement (as hereinafter defined), the incurrence of the obligations herein, and the consummation of the transactions contemplated herein, have been duly authorized by all requisite corporate action on the part of the Company and (a) do not and will not conflict with the Company's certificate of incorporation or bylaws, (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property assets of the Company pursuant to, any material loan agreement, mortgage, deed of trust, indenture, or other instrument or agreement to which the Company is a party or by which the Company or its properties are bound, or (c) do not and will not result in the violation of any law, statute, order, rule, administrative regulation, or decree of any court, or governmental agency or body having jurisdiction over the Company or its properties.

            (viii) This Agreement has been duly and validly executed and delivered by or on behalf of the Company and constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except to the extent that its enforceability is limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and except as enforceability of the indemnity and contribution provisions contained in Section 7 hereof may be limited by applicable law or principles of public policy.

            (ix) The Escrow Agreement (the "Escrow Agreement") among the Company, you, and Sterling Bank (the "Escrow Agent") has been duly and validly executed and delivered by or on behalf of the Company and


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      constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            (x) No consent, approval, authorization, or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement.

            (xi) Except as would not have a material adverse effect on the business, assets, results of operation, or condition of the Company, the Company has filed, or caused to be filed, on a timely basis, all tax returns (including payroll, unemployment, and other taxes related to its employees and independent contractors) required to be filed with any Governmental Body and has paid or caused to be paid all taxes, levies, assessments, tariffs, duties or other fees imposed, assessed, or collected by any Governmental Body that may have become due and payable pursuant to those tax returns or otherwise except taxes being disputed by the Company in good faith. No deficiency assessment with respect to or proposed adjustment of any of the Company's Federal, state, municipal, or local tax returns has occurred or is threatened. There has been no tax lien imposed by any Governmental Body outstanding against the Company's assets or properties, except the lien for current taxes not yet due. The charges, accruals, and reserves on the books of the Company with respect to taxes for all fiscal periods are adequate, in the opinion of the Company, and the Company does not know of any actual or proposed tax assessment for any fiscal period or of any basis therefor against which adequate reserves have not been set up. The Company has not been advised that any Federal income tax return of the Company has been, or will be, examined or audited by the Internal Revenue Service.

            (xii) Neither the Company nor any of its affiliates is or has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily, or permanently enjoining such person for failure to comply with Rule 503 under Regulation D.

            (xiii) The execution, delivery, and performance by the Company of this Agreement and the Related Agreements require no consent of, action by or in respect of, or filing with, any person or Governmental Body other than those consents that have been obtained.

            (xiv) All disclosure provided to you regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the disclosure in the PPM and the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material


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      fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (xv) There are no brokers, representatives or other persons which have an interest in commissions or other compensation payable by the Company in connection with the transactions contemplated hereunder other than as set forth in that certain engagement letter dated May 20, 2005 by and among the Company, Copper Beech Equity Partners LLC, Copperfield Equity Partners LLC, Coll International LLC, and Content Holding LLC (the "Engagement Letter").

      (b) The Company represents, warrants, and agrees that upon the consummation of the Merger Transaction and Ronco Asset Purchase, the following are true, correct and complete at and as of the date of Closing:

            (i) All reports and statements required to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, due at or prior to the date of this Agreement have been made. Such filings, together with all documents incorporated by reference therein, are referred to as "Exchange Act Documents." Each Exchange Act Document, as amended, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and no Exchange Act Document, as amended, at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (ii) The audited financial statements, together with the related notes of the Company at June 30, 2003 and June 30, 2004, and for the years then ended, included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004, and the audited financial statements of the Company at December 31, 2004, and for the six months then ended included in the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004, respectively, fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Company at the respective dates therein specified and its results of operations and cash flows for the periods then ended (subject to, in the case of the unaudited financial statements, normal audit adjustments). The audited financial statements, together with the related notes of the Predecessor Entities, at December 31 for each of the years then ended for 2000 through 2003 included in the PPM, and the audited financial statements of the Predecessor Entities at September 30, 2004 for the nine months then ended included in the PPM, respectively, fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Predecessor Entities at the


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

      respective dates therein specified and their results of operations and cash flows for the periods then ended. To the knowledge of the Company, such statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis except as expressly noted therein (provided that the unaudited financial statements lack footnotes and other presentation items).

            (iii) Except as disclosed on Schedule 2(b)(iii), subsequent to September 30, 2004, the Company has not incurred any material liabilities or obligations, direct or contingent, except in the ordinary course of business and except for liabilities or obligations reflected or reserved against on the Company's balance sheet dated September 30, 2004, and there has not been any material adverse change, or to the actual knowledge of the Company, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, or results of operations of the Company or any change in the capital or material increase in the long-term debt of the Company, nor has the Company declared, paid, or made any dividend or distribution of any kind on its capital stock.

            (iv) All action required to be taken by the Company necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing (as hereinafter defined), and as a condition to the due and proper authorization, issuance, sale, and delivery of the Shares to subscribers therefor in accordance with the terms of this Agreement has been, or prior to the Closing Date, will have been taken and upon the payment of the consideration for the Shares specified herein, the Shares will be duly and validly issued, fully paid, and non-assessable with no personal liability attaching to the ownership thereof and free and clear of all liens imposed by or through the Company.

            (v) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite right, power, and authority to own or lease its properties, to conduct its business as described in the Exchange Act Documents and PPM, and to execute, deliver, and perform this Agreement, the Subscription Agreements between the Company and the purchasers of the Common Stock in the form attached as Exhibit A hereto (the "Subscription Agreements"), the Registration Rights Agreement in the form attached as Exhibit B hereto (the "Registration Rights Agreement" and together with the Subscription Agreements, the "Related Agreements"), to issue and sell the Shares and to carry out the provisions of this Agreement, and the Related Agreements and to carry on its business as presently conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which its ownership or leasing of properties, or the conduct of its business requires or may require such qualification except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has complied in all material respects with all material laws, rules, regulations, applicable to the


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

      Company's business, operations, properties, assets, products, and services, and the Company is in possession of and operating in compliance with all material permits, licenses, and other authorization, required to conduct its business as currently conducted.

            (vi) The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, $0.00001 par value per share, of which 455,140 shares on a post reverse stock split basis, were issued and outstanding as of May 11, 2005, and 20,000,000 shares of preferred stock, $0.00001 par value per share, of which no shares were designated, issued or outstanding as of May 20, 2005. Except as contemplated by this Agreement, or as described in the Exchange Act Documents or on Schedule 2(b)(vi), (a) there is no commitment by the Company to issue any shares of capital stock, subscriptions, warrants, options, convertible securities, or other similar rights to purchase or receive Company securities or to distribute to the holders of any of its equity securities any evidence of indebtedness, cash, or other assets, (b) the Company is under no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity or debt securities or any interest therein, and
      (c) to the Company's knowledge there are no voting trusts or similar agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of the Company. Except as set forth in the Exchange Act Documents or filings with the Commission made by third parties pursuant to Schedule 13D or 13G or Form 3 or 4, and to the knowledge of the Company, no person holds of record or beneficially, 5% or more of the outstanding shares of the capital stock of the Company. All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws.

            (vii) Except as disclosed in the Exchange Act Documents or as described on Schedule 2(b)(vii), there is no pending or, to the knowledge of the Company, threatened (a) action, suit, claim, proceeding, or investigation against the Company, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign Governmental Body, (b) arbitration proceeding against the Company, (c) governmental inquiry against the Company, or (d) any action or suit by or on behalf of the Company pending or threatened against others.

            (viii) The Company is not in violation of its certificate of incorporation or bylaws, or in default, or with the giving of notice or lapse of time or both, would be in default, in the performance of any material obligation, agreement, or condition contained in any lease, license, material contract, indenture, or loan agreement or in any bond, debenture, note, or any other evidence of indebtedness, except for such defaults as would not have a material adverse effect on the Company. The execution, delivery, and performance of this Agreement, the Related Agreements, the Transaction Documents, and the Escrow Agreement, the incurrence of the obligations herein, the issuance, sale, and delivery of the Shares, and the consummation of the transactions contemplated herein,


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      have been duly authorized by all requisite corporate action on the part of the Company and (a) do not and will not conflict with the Company's certificate of incorporation or bylaws, (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property assets of the Company pursuant to, any material loan agreement, mortgage, deed of trust, indenture, or other instrument or agreement to which the Company is a party or by which the Company or its properties are bound, except such consents as have been obtained as of the date hereof or to the extent that the same have been, or prior to the Closing Date will be, waived or cured, and as may be required by the National Association of Securities Dealers, Inc. ("NASD") OTC Bulletin Board, which the Company undertakes to obtain as promptly as practicable, or (c) do not and will not result in the violation of any law, statute, order, rule, administrative regulation, or decree of any court, or governmental agency or body having jurisdiction over the Company or its properties. The Transaction Documents are in full force and effect.

            (ix) Except as disclosed in the Exchange Act Documents or as described on Schedule 2(b)(ix), there are no pre-emptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, shares of Common Stock pursuant to the Company's certificate of incorporation, bylaws, or any agreement or other instrument to which the Company is a party. Except as disclosed on Schedule 2(b)(ix), the issuance of the Shares is not subject to any preemptive right of any stockholder of the Company or to any right of first refusal or other right in favor of any person.

            (x) This Agreement has been duly and validly executed and delivered by or on behalf of the Company and constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except to the extent that its enforceability is limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and except as enforceability of the indemnity and contribution provisions contained in
      Section 7 hereof may be limited by applicable law or principles of public policy.

            (xi) The Escrow Agreement has been duly and validly executed and delivered by or on behalf of the Company and constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.


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            (xii) No consent, approval, authorization, or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the NASD, the Securities Act of 1933, as amended (the "Act"), or the rules and regulations thereunder or state securities or Blue Sky laws.

            (xiii) Except as would not have a material adverse effect on the business, assets, results of operation, or condition of the Company, the Company has filed, or caused to be filed, on a timely basis, all tax returns (including payroll, unemployment, and other taxes related to its employees and independent contractors) required to be filed with any Governmental Body and has paid or caused to be paid all taxes, levies, assessments, tariffs, duties or other fees imposed, assessed, or collected by any Governmental Body that may have become due and payable pursuant to those tax returns or otherwise except taxes being disputed by the Company in good faith. Except as disclosed on Schedule 2(b)(xiii), no deficiency assessment with respect to or proposed adjustment of any of the Company's Federal, state, municipal, or local tax returns has occurred or is threatened. There has been no tax lien imposed by any Governmental Body outstanding against the Company's assets or properties, except the lien for current taxes not yet due. The charges, accruals, and reserves on the books of the Company with respect to taxes for all fiscal periods are adequate, in the opinion of the Company, and the Company does not know of any actual or proposed tax assessment for any fiscal period or of any basis therefor against which adequate reserves have not been set up. Except as disclosed on Schedule 2(b)(xiii), the Company has not been advised that any Federal income tax return of the Company has been, or will be, examined or audited by the Internal Revenue Service.

            (xiv) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for quotation with the symbol "FYTK.OB" on the NASD OTC Bulletin Board.

            (xv) The Company has not during the past six months offered or sold any security by or for the Company that is of the same or a similar class as the Shares, other than offers of securities made solely to accredited investors or otherwise under an employee benefit plan as defined in Rule 405 under the Act, securities issued in connection with acquisitions, or other securities that will not invalidate the exemption from registration relied on to offer and sell the Shares.

            (xvi) Neither the Company nor any of its affiliates is or has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily, or permanently enjoining such person for failure to comply with Rule 503 under Regulation D.


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            (xvii) The execution, delivery, and performance by the Company of this Agreement and the Related Agreements, and the offer and sale of the Shares require no consent of, action by or in respect of, or filing with, any person or Governmental Body other than those consents that have been obtained and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws, which the Company undertakes to file within the applicable time period.

            (xviii) All disclosure provided to you regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the disclosure in the PPM and the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (xix) There are no brokers, representatives or other persons which have an interest in commissions or other compensation payable by the Company in connection with the transactions contemplated hereunder other than as set forth in the Engagement Letter.

      3. Representations and Warranties of Sanders Morris Harris Inc. You represent and warrant to, and agree with, the Company that:

            (i) You have been duly organized and are validly existing and in good standing as a corporation under the laws of the State of Texas with power and authority (corporate and other) to perform your obligations under this Agreement and the Escrow Agreement; you are a broker-dealer registered and in good standing under the Exchange Act and under the securities or Blue Sky laws of each state in which the Shares are being offered or sold by you, and you are a member in good standing of the NASD; you are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates, and orders required for the performance of your duties under this Agreement and the Escrow Agreement, and your performance of your duties hereunder and thereunder will be in compliance with all applicable laws, including state securities and Blue Sky laws.

            (ii) There are no legal or governmental proceedings pending to which you are a party or of which any of your properties is the subject or, to your knowledge, threatened, which, if determined adversely to you, would individually or in the aggregate materially and adversely affect your ability to perform your obligations under this Agreement or the Escrow Agreement.

            (iii) No consent, approval, authorization or order of any court or governmental authority or agency is required for the performance by you of


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

      your obligations under this Agreement, except such as may be required by the NASD or under Regulation D or state securities or Blue Sky laws.

            (iv) This Agreement has been duly and validly executed and delivered by or on behalf of you and constitutes a legal, valid, and binding obligation of you enforceable in accordance with its terms, except to the extent that its enforceability is limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and except as enforceability of the indemnity and contribution provisions contained in
      Section 7 hereof may be limited by applicable law or principles of public policy.

            (v) The Escrow Agreement among the Company, you, and the Escrow Agent has been duly and validly executed and delivered by or on behalf of you and constitutes a legal, valid, and binding obligation of you enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      4. Offering and Sale of the Shares. (a) On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and upon the conditions herein set forth, you are hereby appointed the placement agent of the Company on an exclusive basis during the term herein specified (the "Offering Period") for the purpose of finding subscribers for the Shares on a best-efforts basis for the account of the Company at the Offering Price through a private offering (the "Offering") to an unlimited number of "accredited investors" (as such term is defined in Rule 501 of Regulation D) ("Accredited Investors") pursuant to and in accordance with the Act. Subject to the performance by the Company of all its obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to use your best efforts during the Offering Period to find subscribers for Shares at the Offering Price. Your agency hereunder, which is terminable as provided in Section 11 hereof, shall terminate at 11:59 p.m., New York time, on June 30, 2005; provided that such termination date (the "Termination Date") may be extended by mutual written agreement of the parties until July 31, 2005.

      (b) Each Investor desiring to purchase Shares will be required to: (i) complete, execute, and deliver to you an executed copy of (a) a Subscription Agreement between the Investor and the Company, and (b) an Investor Questionnaire, in the form attached as Exhibit C hereto, and (ii) deliver to the escrow agent payment for such subscription in the form of a check payable to the order of "Ronco Corporation - Escrow Account" or a wire transfer of immediately available funds in the amount that the Investor desires to purchase as provided in the Escrow Agreement or as otherwise directed by you. Any payment you receive that does not conform to this requirement will be returned to an Investor by the end of the next business day following receipt. In the event funds are received by you, you shall hold all such Subscription Agreements and Investor Questionnaires for safekeeping and immediately forward all funds delivered to you to the Escrow Agent. The Escrow Agent, upon receipt of such funds, will hold the funds in an escrow account pursuant to the Escrow Agreement. You shall promptly forward each executed Subscription Agreement received to the Company for acceptance or rejection together with a schedule setting forth the name and address of each subscriber and the amount received from each subscriber. The Company shall notify you of such acceptance or rejection within 10 days of receipt of a Subscription Agreement.

      (c) In the event that acceptable subscriptions for $50,000,000 in Shares (the "Minimum Shares") shall not have been received and accepted by the Company by the Termination Date, all funds received from subscribers (if any) shall be returned in full, and your agency and this Agreement shall terminate without obligation on your part or on the part of the Company.

      (d) If, by the Termination Date or such earlier time as may be agreed upon by you and the Company, you have received subscriptions for the Minimum Shares and such subscriptions have been accepted by the Company (in its sole discretion) and the other conditions to Closing the Offering of Shares have been satisfied, you shall promptly notify the Company in writing of the aggregate amount of Shares for which you have received subscriptions (the "Notice Date"). Payment of the purchase price for the Shares for which you have found subscribers, and delivery, with respect to each subscriber for Shares, of a copy of a Subscription Agreement signed by such subscriber (the "Closing"), shall then be made at such place and time as shall be agreed upon between you and the Company, no later than the fifth full business day after the Notice Date (the "Closing Date").

      (e) As compensation for your services, a cash commission will be paid to you with respect to subscriptions received by you as to which the payments and deliveries provided for in this Section 4 are made at the Closing Date equal to 6.0% of the purchase price of each Share purchased at the Closing. Such commissions shall be paid to you on the Closing Date by bank wire transfer payable in immediately available funds. The Company shall also pay to you a financial advisory fee equal to 1.0% of the purchase price of each Share purchased at the Closing. In addition, the Company agrees to reimburse you for your reasonable out-of-pocket expenses in accordance with Section 6 hereof.

      (f) Neither you, the Company, nor any Additional Agent (as hereinafter defined) shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of the Shares; provided, however, that normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Shares shall not be prohibited hereby.

      (g) You will prepare and file such statements and reports as are or may be required to enable the Shares to be qualified for sale under the securities laws of such jurisdictions as you may designate.

      (h) As additional compensation, the Company will issue to you on the Closing Date a Common Stock purchase warrant (the "Agent's Warrant") in substantially the form attached hereto as Exhibit D granting you the right to purchase from the Company for a period commencing after the Closing Date and ending five years after the Closing Date, a number of shares of Common Stock equal to 2% of the number of common Shares sold in the Offering, at a per share purchase price equal to the Offering Price.

      (i) In connection with the Offering you will, to the extent within your control, conduct the Offering in accordance with the applicable provisions of the Act and Regulation D so as to preserve for the Company the exemption provided by Rule 506 of Regulation D. You agree not to offer or sell the Shares by means of (a) any means of general solicitation, including any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (b) any seminar or meeting, whose attendees have been invited by any general solicitation or general advertising. Prior to the sale of any of the Shares, you will have reasonable grounds to believe, and in fact believe, that each subscriber for Shares is an Accredited Investor. You agree not to disclose any material nonpublic information regarding the Company to any subscriber except as such disclosure may be permitted pursuant to Regulation FD and is agreed to in advance by the Company.

      (j) In connection with the performance of your obligations under this Agreement, SMH may engage, for the account of the Company, the services of one or more broker-dealers ("Additional Agents") who are members of the NASD and who are acceptable to the Company, and, as compensation for their services, shall pay to such Additional Agents an amount to be negotiated between you and such Additional Agents. Such amount will be paid to the Additional Agents by you only out of the commissions received by you in respect of sales of Common Stock as described in paragraph (e) of this Section 4, and the Company shall have no obligation to any Additional Agents respecting any such payment. The arrangements, if any, between the Company, you, and any Additional Agent shall be set forth in an Additional Agent Agreement ("Additional Agent Agreement"), which shall provide, among other things, that such Additional Agent shall be deemed to have agreed to the matters set forth herein as if the Additional Agent were a signatory hereof. Nothing contained in this Agreement or in the Additional Agent Agreement shall be deemed to constitute the Additional Agents, if any, as your agents, and you shall not be liable to the Company in respect of the performance by the Additional Agents, if any, of any representations, warranties or covenants of such Additional Agents contained herein or in the Additional Agent Agreement.

      5. Covenants and Agreements of the Company. The Company covenants and agrees with you that:

      (a) Except as contemplated or described in this Agreement or in a public disclosure made prior to the date hereof, it will not, prior to the Closing Date, incur any material liability or obligation, direct or contingent, or enter into any material transaction, in each case, other than in the ordinary course of business. It will not, prior to the Closing Date, declare or pay any dividend on the Common Stock or make any distribution on the Common Stock payable to stockholders of record on a date prior to the Closing Date.

      (b) It will cooperate with you to enable the Shares to be qualified for sale under the securities laws of such jurisdictions as you may designate, subject to approval by the Company, and at your request will make such applications and furnish such information as may be required of it for that purpose; provided, however, that you and the Company shall first determine whether an exemption from registration other than the Uniform Limited Offering Exemption (ULOE) or a similar exemption is available in each such jurisdiction and the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation. It will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for the distribution of the Shares.

      (c) It will make available to you and each purchaser of Shares at a reasonable time prior to the Closing Date the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information in the Exchange Act Documents or otherwise furnished by the Company to you or any purchaser of Shares; provided, however, that the Company shall not be required to disclose any material nonpublic information to any purchaser of Shares.

      (d) It will file all reports required by Regulation D with regard to sales of the Shares and use of the proceeds therefrom; provided that you provide all relevant information to the Company in writing as to purchasers of the Shares required for such filings.

      (e) It will not offer or sell any securities of the Company that are of the same or a similar class as the Shares for a period of six months after the Closing Date, other than those offers or sales of securities under an employee benefit plan as defined in Rule 405 under the Act, in connection with options, warrants, or convertible securities outstanding as of the Closing Date, or in connection with an acquisition of assets or another business by the Company if such offering will be integrated with the Offering of the Shares pursuant to this Agreement for purposes of the exemptions under Regulation D, so as to invalidate the exemption from registration relied on to offer and sell the Shares.

      (g) For a period of at least 18 months following the Closing Date, the Company will maintain the registration of its Common Stock under Section 12 of the Exchange Act so long as the Exchange Act requires it to be so registered, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act unless required to do so by the Exchange Act.

      (h) The Company shall prepare and file with the NASD OTC Bulletin Board an additional shares listing application covering the Shares and take all steps necessary to cause such shares to be approved for listing as soon as practicable thereafter.

      (i) For a period of at least 18 months following the Closing Date, the Company will use its commercially reasonable best efforts (i) to timely file all reports required to be filed by the Company after the date hereof under the Securities Act and the Exchange Act (including the reports pursuant to Section 13(a) or 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule
144) and the rules and regulations adopted by the Commission thereunder), (ii) if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the purchasers of Shares and make publicly available in accordance with Rule 144(c) such information as is required for the purchasers to sell the Shares under Rule 144, and (iii) to take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable the purchasers to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including causing its attorneys to issue and deliver any appropriate legal opinion required to permit a purchaser to sell Shares under Rule 144 upon receipt of appropriate documentation relating to such sale.

      (j) The Company shall use best efforts to consummate the Ronco Asset Purchase and the Merger Transaction.

      6. Payment of Expenses. The Company shall pay (a) all reasonable expenses incident to the performance of the obligations of the Company under this Agreement, (b) all of your reasonable out-of-pocket expenses (including fees and disbursements of your counsel, travel, and related expenses incurred in connection with this Agreement and the Offering) incurred in connection with this Agreement, preparing to market, and marketing the Shares, and (c) the fees and expenses of the Escrow Agent.

      7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless you, each Additional Agent, and each person, if any, who controls you or such Additional Agent within the meaning of the Act, against any losses, claims, damages, liabilities, or expenses (including, unless the Company elects to assume the defense as hereinafter provided, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of the Company's breach of a representation or warranty or covenant or agreement contained in this Agreement; provided that in no case is the Company to be liable with respect to any claims made against you, such Additional Agent, or any such controlling person unless you, such Additional Agent, or such controlling person shall have notified the Company in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon you or such controlling person, but failure to notify the Company of any such claim shall not relieve it from any liability that it may have to you, such Additional Agent, or such controlling person otherwise than on account of the indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably acceptable to you. In the event the Company elects to assume the defense of any such suit and retain such counsel, you, such Additional Agent, or such controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless
(i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include you, such Additional Agent, or such controlling person or persons, and the Company and you, such Additional Agent, or such controlling person or persons have been advised by counsel that one or more material legal defenses may be available to you, such Additional Agent, or them that may not be available to the Company in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel. In no event shall the Company be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Company shall not be required to indemnify any person for any settlement of any such claim effected without the Company's consent, which shall not be unreasonably withheld. The Company shall not, without your consent, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. This indemnification obligation will be in addition to any primary liability that the Company might otherwise have. The foregoing obligation of indemnification of the Company shall be limited to the net proceeds of the Offering.

      (b) You and each Additional Agent agree to indemnify and hold harmless the Company, each of the Company's officers, directors, and each other person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities, or expenses (including, unless you or such Additional Agent elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which (i) arise of any untrue statement of a material fact with respect to the Company made by you or such Additional Agent to any purchaser of Shares not contained in an Exchange Act Document or other written material provided to you or such Additional Agent by the Company, (ii) arise out of any acts or omissions by you, any Additional Agent, or any purchaser of Shares that cause the offering to involve a public offering under the Act or your failure to be properly licensed to sell the Shares or (iii) arise out of your breach of a representation or warranty or covenant or agreement contained in this Agreement; provided, however, that in no case are you or any Additional Agent to be liable with respect to any claims made against the Company or any such person against whom the action is brought unless the Company or such person shall have notified you or such Additional Agent in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person, but failure to notify you or such Additional Agent of such claim shall not relieve you or such Additional Agent from any liability that you or such Additional Agent may have to the Company or such person otherwise than on account of the indemnity agreement contained in this paragraph. You or such Additional Agent shall be entitled to participate at your or its expense in the defense, or if you or such Additional Agent so elect, to assume the defense of any suit brought to enforce any such liability, but, if you or such Additional Agent elect to assume the defense, counsel chosen by you or such Additional Agent and reasonably acceptable to the Company shall conduct such defense. In the event that you or such Additional Agent elect to assume the defense of any such suit and retain such counsel, the Company, said officers and directors and any person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) you shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include you, such Additional Agent, or such controlling person or persons, and the Company and you, such Additional Agent, or such controlling person or persons have been advised by counsel that one or more material legal defenses may be available to the Company that may not be available to you or them in which case you shall not be entitled to assume the defense of such suit notwithstanding your obligation to bear the reasonable fees and expenses of such counsel. You or such Additional Agent shall not be liable to indemnify any person for any settlement of any such claim effected without your or its consent which consent shall not be unreasonably withheld. You shall not, without the consent of the Company, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. This indemnification obligation will be in addition to any primary liability that you or any Additional Agent might otherwise have.

      (c) If the indemnification provided for in this Section 7 is unavailable, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Company on one hand and you and the Additional Agents, if any, on the other from the offering, but also the relative fault of the Company on the one hand and you and the Additional Agents, if any, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you and the Additional Agents, if any, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, bear to the total selling commissions received by you and the value of the Agent's Warrant issued to you pursuant to Section 4(h). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, you, or an Additional Agent, the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and whether a party breached a representation or warranty or covenant or agreement contained in this Agreement. The Company and you agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      8. Survival of Indemnities, Representations, Warranties, etc. The respective representations and warranties of you and the Company as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company, or any of the officers or directors of the Company or any controlling person, and shall survive delivery of and payment for the Shares for a period ending on the date two years subsequent to the Closing Date.

      9. Conditions of Your Obligations. Your obligations hereunder are subject to (i) the accuracy in all material respects at and (except as otherwise stated herein) as of the date hereof, of the representations and warranties made by the Company in Section 2(a), (ii) the accuracy in all material respects at and (except as otherwise stated herein) as of the Closing Date, of the representations and warranties made by the Company in Section 2(b), (iii) the compliance in all material respects at and as of the Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date, and (iv) the following additional conditions:

      (a) You shall not have stated in writing prior to the Closing Date to the Company that any Exchange Act Document, or any amendment or supplement thereto contains an untrue statement of fact which, in your reasonable opinion, is material, or omits to state a fact which, in your reasonable opinion, is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) The Ronco Asset Purchase and Merger Transaction shall have been consummated.

      (c) You shall have received a certificate, dated the Closing Date, on behalf of the Company by the Chief Executive Officer or the President and the Chief Financial or Accounting Officer of the Company to the effect that:

            (i) The representations and warranties of the Company in Section 2(b) are true and correct in all material respects at and as of the Closing Date, and the Company has complied with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

            (ii) The Ronco Asset Purchase and Merger Transaction have been consummated;

            (iii) Between the date of this Agreement and the Closing Date, no litigation has been instituted or, to the knowledge of the Company, threatened against the Company of a character required to be disclosed in an Exchange Act Document under Item 103 of Regulation S-K that has not been so disclosed to you; and

            (iv) Between the date of this Agreement and the Closing Date, there has not been any material adverse change in the financial condition, business, or results of operations of the Company.

      (d) The Company shall have entered into the Registration Rights Agreement with the Purchasers in the form attached hereto as Exhibit B.

      (e) You shall have received from counsel to the Company, an opinion, dated the Closing Date, with respect to such matters as you may reasonably request.

      (f) The Company shall have completed an audit of the financial statements of Ronco Inventions LLC and related entities for the nine months ending September 30, 2004.

      (g) The Company shall have entered into employment agreements with Richard
F. Allen Sr. and Evan J. Warshawsky on terms substantially similar to those set forth in the PPM.

      (h) The Company shall have entered into Consulting Agreements with Ronald Popeil and Alan Backus, New Product Development Agreement, Trademark Co-Existence Agreement, and Seller Notes, each on terms substantially similar to those set forth in the PPM.

      (i) You shall have received such other documentation reasonably requested by you to effect the transactions contemplated herein.

      If any of the conditions provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to the Closing Date, but you shall be entitled to waive any of such conditions.

      10. Effective Date. This Agreement shall become effective at 11:00 A.M., Houston time, on the date hereof (the "Effective Time").

      11. Termination. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 6, 7, and 8 and this Section 11.

      This Agreement may be terminated after the Effective Time by (a) the Company for any reason by notice to you and (b) you by notice to the Company (i) if at or prior to the Closing Date trading in securities on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Market (collectively, the "Exchanges") shall have been suspended for longer than four consecutive hours or minimum or maximum prices shall have been established on either such exchange or stock market, or a banking moratorium shall have been declared by Texas or United States authorities (unless such suspension is made pending completion of the sale of the Shares, at which time, such suspension will be lifted); (ii) if at or prior to the Closing Date there shall have been a material escalation of hostilities between the United States and any foreign country (other than Iraq), or any other material insurrection or armed conflict involving the United States which, in your reasonable judgment, after consultation with the Company, makes it impracticable or inadvisable to offer or sell the Shares; or (iii) if there shall be any material litigation or regulatory action, pending or threatened against or involving the Company, which, in your reasonable judgment, after consultation with the Company, makes it impracticable or inadvisable to offer or deliver the Shares on the terms contemplated by this Agreement.

      If, and only if, the Company terminates this Agreement after it becomes effective for any reason (other than your material failure to comply with your obligations under this Agreement or material breach of your representations and warranties) or the Offering fails to close because of the Company's breach of any representations or warranties contained in this Agreement or the Company's failure to fulfill its covenants and agreements contained in this Agreement, the Company shall pay you your actual out-of-pocket expenses incurred as provided in
Section 6 hereof.

      12. Agreement Concerning Disclosure of Information. You agree to treat confidentially any material nonpublic information that is furnished to you (or to parties acting on your behalf) by or on behalf of the Company (the "Information"). You agree that you will use the Information only for the purposes related to a determination of your willingness to act as non-exclusive selling agent pursuant to this Agreement, and that the Information will be kept confidential by you and your partners, members, managers, officers, directors, employees, agents, and other affiliates (collectively, the "Affiliates"), and your attorneys and accountants (collectively, the "Professionals"), and that you, such Affiliates, or Professionals will not disclose the Information to any investor or other person; provided, however, that the Information may be disclosed to (a) Affiliates and Professionals who need to know such Information for the purpose of evaluating or providing services in connection with you and your clients' investment in the Company; provided such parties agree to be bound by this undertaking, (b) to any federal or state regulatory agency and their employees, agents, and attorneys (collectively, "Regulators") for the purpose of making any filings with Regulators if disclosure of such Information is required by law (provided that you advise the Company in writing of the Information to be so disclosed within a reasonable time prior to such filing), and (c) any other person to which the Company consents in writing prior to any such disclosure.

      In the event that you are requested or required (by oral questions, documents, subpoena, civil investigation, demand, interrogatories, request for information, or other similar process) to disclose to any person or entity any information supplied to you, your Affiliates, or your Professionals in the course of their dealings with the Company or their respective representatives, you agree that you will provide the Company with prompt notice of such request(s) within a reasonable time prior to such disclosure so that the Company may seek an appropriate protective order and/or waiver of compliance with the provisions of this Agreement. It is further agreed that, if a protective order is not obtained, or a waiver is not granted hereunder, and you are nonetheless, in the written opinion of counsel, compelled to disclose information concerning the Company to any tribunal or else stand liable for contempt or suffer the censure or penalty, you may disclose such information to such tribunal without liability hereunder. Prior to making such disclosure, you shall deliver a written opinion of your counsel to the Company's counsel that disclosure is compelled by law. You will exercise your best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information.

      13. Notices. All notices or other communications that are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         If to the Company:         Ronco Marketing Corporation
                                    1330 Avenue of the Americas
                                    New York, NY 10019
                                    Attention:  Karl Douglas,
                                                 Director
                                    Facsimile:  (516) 706-3375

                                    With a copy to:
                                    Bradley L. Steere, Esq.
                                    52 White Street, #4
                                    New York, NY 10013
                                    Facsimile: (212) 226-6914
                                    e-mail: bradley.steere@verizon.net

         If to you:                 Sanders Morris Harris Inc.
                                    320 Park Avenue
                                    New York, NY 10022
                                    Attention: Megan Garufi, Syndicate Associate
                                    Facsimile:  (212) 317-2710
                                    e-mail: megan.garufi@smhgroup.com

                                    With a copy to:
                                    Day, Berry & Howard LLP
                                    One East Putnam Avenue
                                    Greenwich, CT 06830
                                    Attention: R. Scott Beach, Esq.
                                    Facsimile: (203) 862-7801
                                    e-mail: rsbeach@dbh.com

or at such other address as any party shall have furnished to the other parties in writing.

      14. Successors. This Agreement shall inure to the benefit of and be binding upon you, and Additional Agents, the Company, and their respective successors and legal representatives, except that neither the Company nor you may assign or transfer any of its or your rights or obligations under this Agreement without the prior written consent of the other; provided, however, that upon consummation of the Merger Transaction, Ronco Corporation shall assume all of the rights and obligations of the Company under this Agreement without the need for further consent of the parties. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control you or any Additional Agents within the meaning of Section 15 of the Act, and your and any Additional Agent's indemnities shall also be for the benefit of each officer and director of the Company and the person or persons, if any, who control the Company within the meaning of Section 15 of the Act.

      15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York or the State of Texas or in the United States District Court for the Southern District of New York or the Southern District of Texas and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. The prevailing party in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable attorney fees, incurred by the prevailing party.

                         [Signatures on following page]

      If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                        Very truly yours,

                                        RONCO MARKETING CORPORATION


                                        By_________________________________
                                          Name:____________________________
                                          Title:_____________________________

Accepted and delivered in New York,
  New York as of the date first above written

SANDERS MORRIS HARRIS INC.


By_________________________________
    Name:____________________________
    Title:_____________________________

                                    Exhibit A
                             Subscription Agreement

                                    Exhibit B
                          Registration Rights Agreement

                                    Exhibit C
                             Investor Questionnaire

                                    Exhibit D
                                 Agent's Warrant

                                Schedule 2(a)(i)
                              Material Obligations

                                      None

                                Schedule 2(a)(v)
                Stock Options, Warrant, Subscription Rights etc.

                                      None

                                Schedule 2(a)(vi)
                               Pending Litigation

                                      None

                               Schedule 2(b)(iii)
                              Material Obligations

                                      None

                                 Schedule 2(vi)
                Stock Options, Warrant, Subscription Rights etc.

                                      None

                               Schedule 2(b)(vii)
                               Pending Litigation

                                      None

                                Schedule 2(b)(ix)
                                Preemptive Rights

                                      None

                               Schedule 2(b)(xiii)
                     Outstanding Tax Liens, Tax Returns etc.

                                      None